Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES
CLOSING OF DELAWARE BASIN JOINT VENTURES

DALLAS, Texas, June 8, 2015 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Permian Basin operations in Southeast New Mexico and West Texas and its Eagle Ford operations in South Texas, today announced that on Friday, June 5, 2015 it completed the previously announced joint ventures with certain affiliates (the “HEYCO Affiliates”) of HEYCO Energy Group, Inc., the former parent company of Harvey E. Yates Company (“HEYCO”), before HEYCO’s merger with a wholly-owned subsidiary of Matador in February 2015 (the “HEYCO Merger”).

The HEYCO Affiliates contributed certain interests primarily in the same properties held by HEYCO, resulting in Matador acquiring additional working interests in properties acquired by it in the HEYCO Merger. Pursuant to the terms of the transaction, the HEYCO Affiliates contributed an aggregate of 1,899.6 net acres to two newly-formed entities in exchange for a 50% interest in each entity. Matador has agreed to contribute an aggregate of $14.2 million in exchange for the other 50% interest in both entities. Matador’s contribution will be used to fund future capital expenditures associated with the interests being acquired as well as to fund other non-operated opportunities.

With the addition of these interests, the total acreage acquired in Lea and Eddy Counties, New Mexico in the HEYCO Merger and from the HEYCO Affiliates is approximately 59,100 gross (19,100 net) acres. In addition, Matador announced that it recently acquired an additional 2,610 gross (2,210 net) acres in Lea and Eddy Counties, New Mexico in unrelated transactions. Following these acquisitions, Matador’s acreage position in the Permian Basin in Southeast New Mexico and West Texas increased to approximately 155,500 gross (88,535 net) acres as of June 8, 2015.

Joseph Wm. Foran, Chairman and CEO of Matador, stated, “We are pleased to have successfully closed these joint ventures with the HEYCO Affiliates. The properties they are contributing are interests in primarily the same acreage formerly owned by HEYCO, increasing Matador’s working interests in many of the high-quality assets held by HEYCO in Lea and Eddy Counties, New Mexico.”
About Matador Resources Company
Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Permian Basin in Southeast New Mexico and West Texas and the Eagle Ford shale play in South Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the HEYCO merger; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contact Information
Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com